UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 14, 2021
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.
On December 14, 2021, Brickell Biotech, Inc. (the “Company”) received a notice (the “Extension Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing the Company that Nasdaq granted the Company an additional 180 calendar days, or until June 13, 2022, to regain compliance with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2) (the “Rule”). The Extension Notice has no immediate effect on the listing of the Company’s common stock.
As previously disclosed in the Current Report on Form 8-K filed on June 17, 2021 with the Securities and Exchange Commission, the Company received a notice from Nasdaq on June 16, 2021 informing the Company that because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 per share for 30 consecutive business days, the Company did not comply with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under the Rule. That notification had no immediate effect on the listing of the Company’s common stock. The Company initially had a period of 180 calendar days, or until December 13, 2021, to regain compliance with the Rule. The Company did not regain compliance with the Rule by such date, and therefore, as required by Nasdaq, the Company previously proactively notified Nasdaq of its intent to cure the deficiency and requested an additional 180 calendar day period to regain compliance with the Rule.
If at any time before June 13, 2022 the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that the Company has achieved compliance with the Rule, unless Nasdaq exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3).
If compliance with the Rule cannot be demonstrated to Nasdaq’s satisfaction by June 13, 2022, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Hearings Panel.
The Company intends to continue actively monitoring the bid price for its common stock between now and June 13, 2022 and will consider available options to resolve the deficiency and regain compliance with the Rule. These options include effecting a reverse stock split, if necessary. There is no assurance, however, that the Company will regain compliance with the Rule or that the Company’s common stock will not be delisted from Nasdaq.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2021	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer